

BLUEWATER
PETROLEUM CORP.

CORPORATE PRESENTATION

AUGUST 2013

OTCQB: BWPC
BERLIN: BWPC

DISCLAIMER

This material and any oral statements made in connection with this material include "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Statements made which provide the Company's or management's intentions, beliefs, expectations or predictions for the future are forward-looking statements and are inherently uncertain. The opinions, forecasts, projections or other statements other than statements of historical fact, including, without limitation, plans and objectives of management of the Company are forward-looking statements. It is important to note that actual results could differ materially from those discussed in such forward-looking statements. Important factors that could cause actual results to differ materially include the risk factors and other cautionary statements contained from time to time in the Company's SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) http://www.sec.gov.

We undertake no obligation to publicly update or revise any forward-looking statement.

The information set forth in this material and any oral statements made in connection with this material does not constitute an offer, solicitation or recommendation to sell or an offer to buy any securities of the Company. The information published herein is provided for informational purposes only. The Company makes no representation that the information and opinions expressed herein are accurate, complete or current. The information contained herein is current as of the date hereof, but may become outdated or subsequently may change. Nothing contained herein constitutes financial, legal, tax, or other advice.

CORPORATE OVERVIEW

On July 2, 2013, Blue Water Petroleum Corp. entered into a FarmIn Agreement on 12,979.28 gross acres located in Big Horn County, Montana.

Blue Water Petroleum Corp. acquired all of the Vendor's right, title and interest in and to the leases covering the Leased Lands, subject to the completion of the Work Program.

Vendor reserved and retained an 8% royalty interest in the Leases prior to Payout and a 16% royalty interest in the Leases after Payout for each 40 acre drill site, or portion thereof, located within the Leased Lands.


OIL PRODUCTION
GAS PRODUCTION


Snyder Field
Powder River Basin
Big Horn Basin
Soap Cr Field
Lodge Grass Field
Crow
MT
WYO
Frannie Field

MANAGEMENT TEAM

THOMAS HYNES
CEO & Director

Mr. Hynes has over twenty-five years of leadership experience within the energy, mineral and financial industries, in both domestic and international projects. His experience in the United States has been complimented with projects in China, Egypt, Sudan, N. Yemen, Guyana and the Philippines.

In the last 6-7 years Mr. Hynes focused on the Rocky Mountain Region and was part of a management team that negotiated the leasing program, organized the team that drilled, and then evaluated a significant project in Southeastern Montana. Under his leadership numerous wells have been drilled and Mr. Hynes covered the projects over several years as well site geologist. Most recently, Mr. Hynes was instrumental in developing the Blue Water Project.

His experience in the area, his relationships in the industry and his knowledge in Enhanced Oil Recovery Technologies will be a valuable asset for the company. Mr. Hynes has stated, "With the new technologies now available in the oil and gas industry there are multiple opportunities to develop significant new fields and to re-vitalize existing oilfields in proven productive areas such as the Powder River Basin."

FREDERICK TAYLOR
Director

Mr. Frederick Taylor was appointed to the Board of Directors of Degaro Innovations, as of July 19th, 2013. Mr. Taylor is a professional petroleum Land Man and oil and gas operator, with extensive experience in leasing State, BLM and Tribal lands in Montana, North Dakota, Wyoming and Texas. The company welcomed Mr. Taylor to the board and looks forward to his future contributions to the company. Mr. Taylor's expertise includes negotiating the acquisition and/or divestiture of mineral rights; negotiating oil and gas leases, right of way, and surface agreements to provide for the exploration and/or development of minerals; determining ownership in minerals through the research of public and private records; reviewing the status of title, curing title defects and otherwise reducing title risk associated with ownership in minerals. Successful projects have included title abstracts and lease negotiations of over 200,000 acres.

THE BLUE WATER PROJECT

The Blue Water Project is located near Billings, Montana, on 12,979 gross acres. The drilling target is the Tensleep Sand Formation that holds many millions of barrels of oil (11-13 API Gravity) at shallow depths averaging 1,000', normally between 600-1,300'. Elsewhere in the region the Tensleep oil can be 20 API gravity , is considerably deeper, and has been conventionally produced. The Tensleep can have 40-50' of payzone, 18-28% porosity and 800 md of permeability. Recently, 4 wells were drilled in Sec. 22-T5S- R25E on the initial 40 acre test location. All wells showed excellent saturated oil columns in the Tensleep Sand Formation. Further drill sites are approved, and a steam injection permit is approved.

- Oil In Place 2,050,000 Barrels Per 40 Acres [1]
  High: 2,600,000 BOE
  Medium: 2,050,000 BOE
  Low: 1,500,000 BOE
- 51-101 Evaluation Report Estimates 32,256,000 Barrels Per 640 Acres [2]
- Estimated 55% Recovery Rate Equals 1,100,000 Barrels Per 40 Acres, and 17,740,800 Barrels Per 640 Acres [3]

[1] David A. Lopez Ph.D. Blue Water Oil Reserve Estimate, June 30, 2013
[2] B.L. Whelan Pet. Geol. 51-101 Reservoir Evaluation, July 8, 2013
[3] Corporate estimates provided by Management, July 17, 2015



DRILLING ACTIVITY

2011

Drilled the discovery well, the #11-22 Tribal, in Sec.22-T5S-R35E, that showed significant reserves of shallow oil in the Tensleep formation, under 1,000 feet depth.

2012

Drilled three wells in Section 22 offsetting the discovery well that all showed significant levels of oil saturation. The #51122 Tribal well was cored through the Tensleep formation, and analysis showed oil saturation up to 77%.

2013

Going into production phase, Q3 and Q4

Current drilling activity underway drilling 2 more production wells, and a water well in Section 22 . Two more exploration wells to be drilled in other nearby sections.

2014

Four production wells and one injection well to be drilled on project leases. Production phase Q3

2015

Four production wells and one injection well to be drilled on project leases.

DRILLING ACTIVITY

In May and June, 2012, three wells were drilled to penetrate and evaluate the shallow oil deposits of the Tensleep Sand in the NESW Section 22-T5S-R25E, in Big Horn County, MT. These wells were drilled adjacent to the discovery well, the Deloro Resources 11-22 Tribal well, drilled in 2011.

#51122 Tribal
TD: 735'
Tensleep Sand @ 624' [cored]

#21122 Tribal
TD: 765'
Tensleep Sand @ 620'

11122 Tribal
TD: 715'
Tensleep Sand @ 633'

The Tensleep Formation in the #51122 Tribal was cored between 621' and 692', and a total of 72' was successfully recovered. The core was evaluated separately by CoreLab and Dr. David Lopez and showed 43' of excellent to fair oil saturated porosity with oil saturations averaging 50%, and up to 77%. The cores had abundant free tar oil, unconsolidated sands in part, excellent porosity in pay zones averaging 18-20% and up to 28%, and permeability up to 700 md. Though not cored, the other 2 wells showed geologically similar results and strong correlation to the #51122 Tribal and Deloro Resource 11-22 wells.

Electric Logs were run on all wells, and the 3 wells were cased with 7" production casing to TD. The Deloro Resources 11-22 Tribal has 4" casing to TD.

51-101 RESOURCE EVALUATION

51-101 Resource Evaluation by B.L. Whelan, Petroleum Geologist July 8, 2013
Blue Water Project., Big Horn County, Montana

TABLE 1 BLUE WATER BLOCK

NAME	ACRES	DEPTH (M)	APPROX. GEOG COORDINATES
Blue Water Block	12,979 +/-	Unlimited	45.3916°N 108.699°W

TABLE 2 PETROLEUM INITIALLY IN PLACE (PIIP) PER 40/640 ACRES

BEST ESTIMATE	MINIMUM CASE BOE	MEAN CASE BOE	MAXIMUM CASE BOE
Tensleep (40 acres)	1,439,000	2,016,000	2,592,000
Tensleep (640 acres)	23,024,000	32,256,000	41,472,000

- The Tensleep can have 40 - 50 feet of pay zone, 18-28% porosity, and 800 md of permeability.
- Recently, 4 wells were drilled in Sec. 22-T5S-R25E on the initial 40 acre test location. All wells showed excellent saturated oil columns in the Tensleep Sand Formation.
- Further drill sites are approved, and a steam injection permit was issued by the EPA on January 10, 2013.
- The Company has an option to acquire additional working interests on 12,979 gross acres in the Blue Water Block.

BLUE WATER PRODUCTION UNIT


5 WELL UNIT ON 40 ACRE SPACING
PRODUCER WELL
INJECTOR WELL
OIL FLOW

As the viscosity is lowered and communication is established between a steam generator and a receiving (producing) well , we can lower the viscosity, increase the flowing pressure, and we could expect 400 BOPD production per unit. Incidentally, the rate will be without decline so long as the steam injection rate is constant. Production could produce 800 BOPD per BOPD, based on well porosity and permeability.

CORE REPORT FROM THE #51122 TRIBAL WELL

The operator for Blue Water Petroleum Corp. conducted three successful core drilling procedures to capture and analyze the Tensleep Formation in the # 51122 Tribal well. The depths of the three cores were:

CORE #1: 621-653 FEET

CORE #2: 653 - 662 FEET

CORE #3: 662-692 FEET

The 3 cores were successfully recovered, and 1 foot core chips taken by the onsite geologists for description. The entire core was then cut into 3' sections, put into aluminum tubing and sealed, stored in a freezer to maintain integrity of fluids in the Tensleep sand, and delivered to CoreLab in Denver for detailed analysis of oil saturation, porosity, and permeability.



The results showed:

- Oil Saturations averaging 50%, with high readings of 77%
- Porosity averaging 18-20% in payzones, with high readings up to 28%
- Permeability up to 700 md

OIL RESERVE ESTIMATE

Reserve potential for the 11-22 Crow Tribal well was calculated by log evaluation. Based on the simplified assumption that the pay zone will remain relatively constant over a 40 acre area:

- Total oil in place is estimated to be about 2.6 million barrels of oil per 40 acres. No attempt was made to evaluate the quality or gravity of the oil in place. No information was available for an expected recovery factor; the estimate is therefore of total oil in place.

- Excellent pay intervals were encountered between depths of 620 to 710 ft. Resistivity in these zones range from 100 ohms with peaks of almost 700 ohms. Sample descriptions indicate live oil saturation.

- Porosity from Density/Neutron logos (2.65 sandstone matrix density) in the zones ranges from about 9% to a high of about 26%. Water samples from the well has a measured Rw of 2.47 ohms. Water saturation (Sw) was calculated for individual pay zones based on the measured Rw and log measurements of porous zones. The table below lists the measured data by interval, the calculated Sw, and the volume of oil saturated porosity in acre-ft.

- Based on the assumption that the pay zone will remain relatively constant over a 40 acre area, the total oil in place is estimated to be about 2.6 million.


Existing 11-22 Well
81122 Injector Well

David A. Lopez Ph.D. Blue Water Oil Reserve Estimate, June 30, 2013

OIL IN PLACE ESTIMATE ON THE #51122 TRIBAL WELL

David Lopez Ph.D. June 30, 2013

TABLE 1 OIL IN PLACE CALCULATIONS FOR LOG DATA, CROW TRIBAL 1-11-22

Interval	Thickness	Area	Porosity	R_t (Ohms)	S_w	S_o	Acre-Ft Oil Saturated
621-624	4	40 acres	13%	500.00	23%	77%	16.02
624-638	14	40 acres	16%	650.00	12%	88%	78.80
646-655	9	40 acres	22%	150.00	27%	73%	57.82
659-662	3	40 acres	23%	125.00	31%	69%	19.04
662-666	4	40 acres	26%	150.00	20%	80%	33.28
666-672	6	40 acres	17%	200.00	35%	65%	26.52
672-679	7	40 acres	23%	150.00	25%	75%	48.30
694-698	4	40 acres	23%	150.00	25%	75%	27.60
702-705	3	40 acres	21%	110.00	41%	59%	14.87
708-710	2	40 acres	22%	125.00	33%	67%	11.79
TOTAL							**334.04**

S_w= (F X Rw) /R t F=0.81 $Ø^2$ (ss) R_w=2.47

Total oil in place = acre ft x (7758.37 barrels/ acre-ft) = **2,591,605.9 barrels oil**

OIL IN PLACE ESTIMATE ON THE #51122 TRIBAL WELL

David Lopez Ph.D. June 30, 2013

TABLE 2 OIL IN PLACE CALCULATIONS FOR LOG DATA, CROW TRIBAL 5-11-22

Interval	Thickness	Area	Porosity Log	Porosity - Core	Rt (Ohms)	Sw	So	Acre-Ft Oil Saturated
640-644	4	40 acres	20%	18%	200.00	27%	73%	22.19
646-658	12	40 acres	23%	19%	110.00	41%	59%	59.47
660-668	8	40 acres	23%	22%	150.00	26%	74%	53.28
670-673	3	40 acres	20%	18%	125.00	44%	56%	12.77
676-682	6	40 acres	24%	22%	150.00	25%	75%	41.40
TOTAL								**189.11**

$S_w = (F \times Rw) / Rt$ F=0.81 $Ø^2$ (ss) R_w=2.47

Total oil in place = acre ft x (7758.37 barrels/ acre-ft) = **1,467,185 barrels oil**

OPERATIONAL EXPENSE PER 5 WELL UNIT

EXPENSE PER 5 WELL UNIT WITH 400 BOPD PRODUCTION:

The cost to drill each production well is $530,000 (includes pro rata cost of injection well, steam generator, & production facility), so the cost of the 4 wells per 40 acre unit is $2,120,000. The cost of operations is $38,450 per 100 BOPD well per month, or $153,800/month per 5 well unit. Over the 88 month expected production life of the 5-spot, the total production expense is estimated at $13,534,400.

DRILLING COSTS

Total Drilling Cost for a Single Well

$530,000.00

Total Drilling Cost per 5 Well Unit on 40 Acres

$2,120,000.00

TOTAL COSTS

Total Drilling Costs per 5 Well Unit:	$2,120,000.00
Total Operating Cost per 5 Well Unit:	$13,534,400.00
Total Drilling & Operational Cost per 5 Well Unit:	$15,654,400.00



PROFITABILITY PER WELL & PER 5 WELL UNIT

INCOME PER 5 WELL UNIT ON 40 ACRES:

Based on a 55% recovery factor, it is estimated that 1.1 MMBO will be recovered from each 5-Well unit ON 40 ACRES.

Using the $75/BBL price estimate, each 40 acre unit has the potential to earn $82.5 million.

INCOME PER
5 WELL UNIT
$82,500,000.00

DRILLING & OPERATIONAL EXPENSE
PER 5 WELL UNIT
$15,654,400.00

POTENTIAL GROSS PROFIT PER 5 WELL
UNIT ON 40 ACRES
$66,845,600.00

CORPORATE STRUCTURE

Symbols	OTCQB: BWPC / BERLIN: BWPC
Shares Outstanding	51,155,000
State of Incorporation	Nevada
Corporate Address	6025 S. Quebec, Suite 100, Centennial Colorado 80111 USA
Investor Relations Email	ir@bwpet.com
Investor Relations Tel:	1-888-498-8880







BLUEWATER
PETROLEUM CORP.
6025 S. Quebec, Suite 100, Centennial
Colorado 80111 USA
info@bwpet.com
www.bwpet.com
1-888-498-8880